-1-
     EXHIBIT 23.2_CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 7, 1997 included in Advanced Communication Systems, Inc.'s Form 10-K for the year ended September 30, 1997 and to all references to our Firm included in this registration statement.


                                     /s/ Arthur Anderson LLP


Washington, DC
March 31, 1998